Exhibit 99.1
AMERICAN APPAREL, INC. REPORTS
SECOND QUARTER 2015 FINANCIAL RESULTS

LOS ANGELES, August 17, 2015 - American Apparel, Inc. (the "Company") (NYSE MKT: APP), a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced financial results for its second quarter ended June 30, 2015.
Summary

•	Announced the next phase of its strategic turnaround plan including approximately $30 million in cost-cutting initiatives over the next 18 months.

•	Strengthened the leadership team with hiring of General Manager of Global Retail and President of Wholesale to help execute its global retail and wholesale turnaround strategies.

•	Loss per share in the second quarter 2015 was $0.11 and included $0.05 of significant charges

•	Adjusted EBITDA in the second quarter 2015 was $4.1 million

•	Operating expenses in the second quarter 2015 decreased $8.2 million, or 10.2%, compared to the same period in 2014

•	Inventories in the second quarter 2015 decreased $32.6 million, or 22.1%, compared to December 31, 2014.
Operating Results - Second Quarter 2015
Net sales for the second quarter of 2015 decreased 17.2% to $134.4 million from $162.4 million for the same period in 2014. Excluding the year over year impact from foreign exchange and stores closed in 2014, net sales decreased 14% from the same period in 2014. The decline in comparable sales was attributable to the lack of new style introduction for the spring and summer selling season. Net sales also decreased approximately $3 million due to the store closures. In addition, the unfavorable impact of foreign currency exchange rate changes contributed to the sales decrease of approximately 4% or $6.2 million.
Gross profit for the second quarter of 2015 decreased 25.3% to $61.5 million from $82.4 million for the same period in 2014. Gross margin for the second quarter of 2015 was 45.8% compared to 50.7% for the same period in 2014. The decrease was primarily related to lower retail sales coupled with the negative effects of foreign currency exchange rate changes and an increase in workers compensation and health benefit costs.
Operating expense for the second quarter of 2015 decreased 10.2% to $71.4 million from $79.6 million for the same period in 2014 due primarily to lower payroll and reduced shipping, rent, supplies and miscellaneous activities, all primarily as a result of our cost reduction efforts. Excluding the effects of the significant charges described below, operating expenses decreased 12.8% to $65.1 million from the same period in 2014.
Net loss for the second quarter of 2015 was $19.4 million or $0.11 per share, compared to net loss of $16.2 million, or $0.09 per share for the second quarter of 2014. Results for the second quarter of 2015 include $8.3 million, or $0.05 per share, related to significant charges.
Liquidity and Capital Resources
Under the $10 million "at-the-market" offering program, we may, from time to time and at our discretion, offer and sell shares of our common stock having an aggregate gross sales price of up to $10 million (but in no event more than 15 million shares). We have used the net proceeds generated through the program for working capital and general corporate purposes. As of June 30, 2015, we had issued 4 million shares of our common stock for net proceeds of $2.0 million. Sales of common stock under the "at-the-market" offering program are at our sole discretion and subject to the terms and conditions of the sales agreement related thereto, and there are no assurances that such sales will continue in the future.
As of June 30, 2015, we had $6.9 million in cash, $38.4 million outstanding on our $50.0 million asset-backed revolving credit facility with Capital One and $6.1 million of availability for additional borrowings as of such date. On August 11, 2015, we had $11.2 million in cash. As of June 30, 2015, we had $210.6 million aggregate principal amount of senior secured notes (the "Notes") outstanding. On April 14, 2015, we paid $13.8 million in interest on the Notes. The next scheduled interest payment on the Notes due on October 15, 2015 is approximately $13.9 million.
As of June 30, 2015, we were not in compliance with the minimum fixed charge coverage ratio and the minimum adjusted EBITDA covenants under the Capital One Credit Facility. For the April 1, 2015 through June 30, 2015 covenant reference period, our fixed charge coverage ratio (as defined in the Capital One Credit Facility) was 0.07 to 1.00 as compared with the covenant minimum of 0.33 to 1.00, and our adjusted EBITDA (as defined in the Capital One Credit Facility) was $4.1 million as compared with the covenant minimum of $7.4 million.
On August 17, 2015, Capital One assigned its rights and obligations as a lender to a syndicate of lenders that includes certain of our existing creditors, including funds associated with Standard General L.P., Monarch Alternative Capital L.P., Coliseum Capital LLC and Goldman Sachs Asset Management, L.P., and was replaced by Wilmington Trust, National Association ("Wilmington Trust") as administrative agent. Additionally, on August 17, the Capital One Credit Facility was amended pursuant to an amended and restated credit agreement among us, the new syndicate of lenders and Wilmington Trust (the "Wilmington Trust Credit Facility"). In connection with such amendment, the syndicate of lenders received certain amendment and closing fees and reimbursement of closing expenses. The covenant violations existing at June 30, 2015 were waived under the Wilmington Trust Credit Facility.
The Wilmington Trust Credit Facility provides for a $90 million asset-based revolving credit facility and matures on April, 4, 2018, subject to a January 15, 2018 maturity in limited circumstances. Borrowings under the Wilmington Trust Credit Facility are subject to specified borrowing base requirements which is increased by $15 million, but such $15 million increase cannot increase the borrowing base above $60 million. Amounts repaid under the Wilmington Trust Credit Facility cannot be re-borrowed.
Borrowings currently outstanding under the Capital One Credit Facility will continue under the Wilmington Trust Credit Facility and bear interest at a LIBOR based rate plus 5.00% or a rate based on the prime rate plus 4.00%. New borrowings under the Wilmington Trust Credit Facility bear interest at a LIBOR based rate plus 7.00% or a rate based on the prime rate plus 6.00%.
Additionally, on August 17, 2015, we entered into amendments to the indenture agreement governing the Senior Notes and the Standard General Loan Agreement to permit us to enter into the Wilmington Trust Credit Facility.
We incurred losses from operations and negative cash flows from operating activities for the six months ended June 30, 2015 and such losses might continue for the remainder of 2015. Based upon the trends occurring in our operations since June 30, 2015 and through the date of this release, together with our current expectations and projections for the next four fiscal quarters, we believe that we may not have sufficient liquidity necessary to sustain operations for the next twelve months. These factors, among others, raise substantial doubt that we may be able to continue as a going concern.
As a result of the Capital One Credit Facility covenant default and the liquidity uncertainty described above, we have been working with our advisers and have begun discussions with certain key financial stakeholders to analyze potential strategic and financial alternatives, which may include, among other things, refinancing or new capital raising transactions, amendments to or restructuring of our existing indebtedness and other obligations, and consideration of other restructuring and recapitalization transactions. As of the date of this release, substantial uncertainty exists as to the ultimate outcome of those discussions, and there are no assurances that such efforts will result in any transaction or agreement, or that any such transaction or agreement, if proposed and/or implemented, will be successful. In addition, whether or not any such transactions or agreements were implemented or successful, our existing and any new investors could suffer substantial or total losses of their investment in our common stock.
Unrealized Gain/Loss on Change in Fair Value of Warrants
As of June 30, 2015, Lion Capital LLP held warrants to purchase 24.5 million shares of our common stock. As a result of the "at-the-market" offering program, Lion received the right to purchase an additional 12,000 shares of our common stock with an adjusted exercise price of all of the Lion-held warrants at $0.66.
As the share price of our stock increases, the fair value of warrant liability recorded on the balance sheet increases, and we record an expense to recognize the increase in fair value of the warrant liability. Conversely, when the share price of our stock decreases, we record a gain to recognize the related reduction in the fair value of the warrant liability on the balance sheets. Although the income statement impacts associated with warrants are appropriate and required under GAAP, they do not impact our operating performance nor do the credits and charges have an impact on the cash balances since the liability recorded is not an obligation that will be settled with cash. Instead, these warrants will be reclassified to equity when they are exercised.
EBITDA add backs
Sale of slow-moving inventory program discounts - In the first quarter management implemented an initiative to accelerate the sale of slow moving inventory with a graduated sales discount program through our retail and online sales channels, as well as through certain off-price channels. The program resulted in a significant reduction of slow moving inventory. This program is a part of management’s strategic shift to change the profile of our inventory and actively reduce inventory levels to improve store merchandising, working capital and liquidity. There was minimal activity related to this program in the second quarter.
Customs settlements and contingencies - As previously disclosed, we have been subject to, and have recorded charges related to, customs and similar audit settlements and contingencies in certain jurisdictions.

Litigation and professional fees - We incurred additional legal, litigation and consulting costs related to various claims and lawsuits and the sale of the slow moving inventory in the first quarter.
Employment settlements and severance - We had previously disclosed employment-related claims and experienced unusually high employee severance costs during 2014 and 2015.
Lease amendment - On July 27, 2015, we entered into a second amendment to the lease agreement for our headquarters and manufacturing facility in Los Angeles, California, resolving certain alleged breaches from early 2014 under the lease agreement with the landlord.
Definitions and Disclosures Regarding Non-GAAP Financial Information
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes that this should be the primary basis for evaluating the Company's performance.
The preceding discussion of the Company's results of operations includes a discussion of non-GAAP financial measures including the following: Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA); gross profit, excluding significant charges; operating expenses, excluding significant charges; and (loss) income from operations, excluding significant charges. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.
The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure its ability to service debt, by industry analysts to determine the market value of the Company and by management to identify cash available to service debt, make investments, maintain capital assets and fund ongoing operations and working capital needs. Additionally, these measures allow management to gauge company operating performance by isolating the effects of significant charges.
Adjusted EBITDA is calculated as income or loss from operations plus income tax provision, interest expense, depreciation and amortization, share based compensation expense, retail store impairment, and the effects of significant charges (sale of slow moving inventory, and internal investigation, litigation and professional fees), plus or minus unrealized gain or loss on change in fair value of warrants and foreign currency transaction gain or loss.
Gross profit, excluding significant charges, is calculated as gross profit less significant charges related to the sale of slow moving inventory, and internal investigation, litigation and professional fees.
Operating expenses excluding a significant charge is calculated as operating expenses less significant charges related to the internal investigation, litigation and professional fees.
Loss from operations excluding a significant charge is calculated as loss from operations less a significant charge related to the sale of slow moving inventory, and internal investigation, litigation and professional fees.

About American Apparel
American Apparel, Inc. (the "Company," "we," "us," and "our") is a manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of June 30, 2015, the Company had approximately 10,000 employees and operated 237 retail stores in 20 countries including the United States and Canada. The Company also operates a global e-commerce site that serves over 50 countries worldwide at http://www.americanapparel.com. In addition, the Company operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition and liquidity including the impact of compliance with, and availability under, our debt instruments, results of operations, and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, inventory and sales impacts related thereto. Such forward-looking statements are based upon the current beliefs and expectations of the Company's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: our ability to remain in compliance with, or obtain waivers in respect of, certain financial covenants under our existing financing agreements and the consequences of the acceleration of our debt obligations; our liquidity and ability to continue as a going concern; ability to generate or obtain from external sources sufficient liquidity for operations and debt service; consequences of the termination of Dov Charney, our former chief executive officer, including any litigation or regulatory investigations, any alleged actions of Dov Charney, or any impact on our sales or brand related thereto; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; voting control by our directors, lenders and other affiliates, including Standard General Group and Dov Charney; ability to successfully implement our strategic, operating, financial and personnel initiatives; ability to maintain the value and image of our brand and protect our intellectual property rights; general economic conditions, geopolitical events, other regulatory changes, and inflation or deflation; disruptions in the global financial markets; the highly competitive and evolving nature of our industry in the U.S. and internationally; risks associated with fluctuations and trends of consumer apparel spending in the U.S.; changes in consumer preferences or demand for our products; our ability to attract customers to our retail and online stores; loss or reduction in sales to wholesale or retail customers or financial nonperformance by our wholesale customers; seasonality and fluctuations in comparable store sales and wholesale net sales and associated margins; ability to improve manufacturing efficiency at our production facilities; changes in the price of materials and labor, including increases in the price of raw materials in the global market and minimum wages; ability to pass on the added cost of raw materials and labor to customers; ability to effectively manage inventory levels; risks that our suppliers or distributors may not timely produce or deliver products; ability to renew leases on economic terms; risks associated with our facilities being concentrated in one geographic area; ability to identify new store locations and the availability of store locations at appropriate terms; ability to negotiate new store leases effectively; and ability to open new stores and expand internationally; adverse changes in our credit ratings and any related impact on financial costs and structure; continued compliance with U.S. and foreign government regulations and legislation, including environmental, immigration, labor, and occupational health and safety laws and regulations; loss of U.S. import protections or changes in duties, tariffs and quotas, risks associated with our foreign operations and supply sources such as market disruption, changes in import and export laws, and currency restrictions and exchange rate fluctuations; litigation and other inquiries and investigations, including the risks that we, our officers or directors in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverage; tax assessments by domestic or foreign governmental authorities, including import or export duties on our products and the applicable rates for any such taxes or duties; ability to maintain compliance with the exchange rules of the NYSE MKT LLC; the adoption of new accounting standards or changes in interpretations of accounting principles; adverse weather conditions or natural disaster, including those which may be related to climate change; technological changes in manufacturing, wholesaling, or retailing; the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact cash flow and liquidity, and ability to upgrade information technology infrastructure and other risks associated with the systems that operate our online retail operations; the risk of failure to protect the integrity and security of our information systems and customers' information; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Hassan Natha
Executive Vice President and Chief Financial Officer
(213) 488 0226

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$134,394	$162,397	$258,657	$299,493
Cost of sales	72,848	80,010	149,649	145,132
Gross profit	61,546	82,387	109,008	154,361
Selling and distribution expenses	45,430	52,443	90,902	106,505
General and administrative expenses	25,992	27,135	50,854	52,044
Retail store impairment	3,120	229	3,178	728
(Loss) income from operations	(12,996)	2,580	(35,926)	(4,916)

Interest expense	10,467	10,019	20,248	20,058
Foreign currency transaction loss	79	0	704	132
Unrealized (gain) loss on change in fair value of warrants	(4,413)	8,202	(11,921)	(4,465)
Other expense (income)	30	60	(111)	52
Loss before income taxes	(19,159)	(15,701)	(44,846)	(20,693)
Income tax provision	191	504	928	978
Net loss	$(19,350)	$(16,205)	$(45,774)	$(21,671)

Net loss per share, basic and diluted (a)	$(0.11)	$(0.09)	$(0.26)	$(0.14)
Weighted-average shares outstanding, basic and diluted (a)	177,856	173,643	177,062	152,987
 (a) The dilutive impact of incremental shares is excluded from loss position in accordance with U.S. generally accepted accounting principles.

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2015	December 31, 2014
ASSETS	(unaudited)
Current assets:
Cash	$6,852	$8,343
Trade accounts receivable, net of allowances	26,591	25,298
Prepaid expenses and other current assets	15,854	16,442
Inventories, net	114,961	147,578
Income taxes receivable and prepaid income taxes	388	648
Deferred income taxes, net of valuation allowance	663	681
Total current assets	165,309	198,990
Property and equipment, net	37,016	49,317
Deferred income taxes, net of valuation allowance	2,519	2,194
Other assets, net	45,211	43,888
TOTAL ASSETS	$250,055	$294,389
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Cash overdraft	$1,799	$5,714
Revolving credit facilities and current portion of long-term debt	38,424	34,312
Accounts payable	35,086	35,554
Accrued expenses and other current liabilities	58,968	61,369
Fair value of warrant liability	7,318	19,239
Income taxes payable	1,723	2,063
Deferred income tax liability, current	1,213	1,045
Current portion of capital lease obligations	3,024	2,978
Total current liabilities	147,555	162,274
Long-term debt, net of unamortized discount	234,895	217,388
Capital lease obligations, net of current portion	452	1,982
Deferred tax liability	198	200
Deferred rent, net of current portion	12,363	13,346
Other long-term liabilities	15,635	14,715
TOTAL LIABILITIES	411,098	409,905

STOCKHOLDERS' DEFICIT
Common stock	18	18
Additional paid-in capital	221,176	218,779
Accumulated other comprehensive loss	(9,065)	(6,915)
Accumulated deficit	(371,015)	(325,241)
Less: Treasury stock	(2,157)	(2,157)
TOTAL STOCKHOLDERS' DEFICIT	(161,043)	(115,516)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$250,055	$294,389

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$257,045	$295,135
Cash paid to suppliers, employees and others	(254,567)	(276,024)
Income taxes paid	(840)	(902)
Interest paid	(15,737)	(16,938)
Other	136	32
Net cash (used in) provided by operating activities	(13,963)	1,303

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,942)	(7,087)
Proceeds from sale of fixed assets	0	29
Restricted cash	0	178
Net cash used in investing activities	(1,942)	(6,880)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft	(3,915)	(3,993)
Borrowings (repayments) under current revolving credit facilities, net	4,112	(13,457)
Borrowings (repayments) of term loans and notes payable	14,996	(53)
Payments of debt issuance costs	(323)	(699)
Net proceeds from issuance of common stock	1,998	28,446
Payment of payroll statutory tax withholding on share-based compensation associated with issuance of common stock	(24)	(301)
Repayments of capital lease obligations	(1,486)	(1,828)
Net cash provided by financing activities	15,358	8,115

Effect of foreign exchange rate on cash	(944)	(1,054)
Net (decrease) increase in cash	(1,491)	1,484
Cash, beginning of period	8,343	8,676
Cash, end of period	$6,852	$10,160

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2015	2014
RECONCILIATION OF NET LOSS TO NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES
Net loss	$(45,774)	$(21,671)
Depreciation and amortization of property and equipment, and other assets	10,727	13,418
Retail store impairment	3,178	728
Loss on disposal of property and equipment	27	76
Share-based compensation expense	414	2,658
Unrealized gain on change in fair value of warrants	(11,921)	(4,465)
Amortization of debt discount and deferred financing costs	1,918	1,264
Accrued interest paid-in-kind	2,132	2,078
Foreign currency transaction loss	704	132
Allowance for inventory shrinkage and obsolescence	136	818
Bad debt expense	261	517
Deferred income taxes	(235)	108
Deferred rent	1	(3,141)
Changes in cash due to changes in operating assets and liabilities:
Trade accounts receivables	(1,873)	(4,876)
Prepaid expenses and other current assets	395	(107)
Inventories	31,007	18,118
Other assets	(3,245)	(157)
Accounts payable	(246)	(2,560)
Accrued expenses and other liabilities	(1,416)	(1,603)
Income taxes receivable / payable	(153)	(32)
Net cash (used in) provided by operating activities	$(13,963)	$1,303

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(in thousands)
(unaudited)
The following table presents key financial information for our reportable segments before unallocated corporate expenses:

	Three Months Ended June 30, 2015
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Total net sales	$52,305	$40,643	$10,199	$31,247	$134,394
Gross profit	12,311	25,974	5,317	17,944	61,546
Income (loss) from segment operations	7,364	(2,105)	191	(1,991)	3,459
Depreciation and amortization	2,043	2,007	209	1,136	5,395
Capital expenditures	443	(3)	250	132	822
Retail store impairment	0	1,631	222	1,267	3,120
Deferred rent (benefit) expense	(31)	1,131	(46)	(141)	913

	Three Months Ended June 30, 2014
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Total net sales	$58,254	$48,970	$13,017	$42,156	$162,397
Gross profit	16,056	32,033	7,051	27,247	82,387
Income from segment operations	9,147	1,919	941	3,550	15,557
Depreciation and amortization	2,187	3,051	454	1,011	6,703
Capital expenditures	952	1,333	81	763	3,129
Retail store impairment	0	66	0	163	229
Deferred rent expense (benefit)	47	(720)	(51)	(195)	(919)

	Six Months Ended June 30, 2015
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Total net sales	$101,342	$77,945	$19,510	$59,860	$258,657
Gross profit	21,629	46,072	8,138	33,169	109,008
Income (loss) from segment operations	10,113	(9,393)	(2,040)	(4,780)	(6,100)
Depreciation and amortization	4,233	4,250	498	1,746	10,727
Capital expenditures	1,013	224	519	186	1,942
Retail store impairment	0	1,689	222	1,267	3,178
Deferred rent (benefit) expense	(17)	584	(79)	(487)	1

	Six Months Ended June 30, 2014
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Total net sales	$106,991	$91,435	$23,477	$77,590	$299,493
Gross profit	33,361	58,799	12,660	49,541	154,361
Income (loss) from segment operations	18,867	(2,795)	596	2,651	19,319
Depreciation and amortization	4,365	6,165	855	2,033	13,418
Capital expenditures	2,157	2,472	193	2,265	7,087
Retail store impairment	0	115	0	613	728
Deferred rent benefit	(400)	(2,352)	(99)	(290)	(3,141)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (continued)
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Loss before Income Taxes	2015	2014	2015	2014
Consolidated income (loss) from operations of reportable segments	$3,459	$15,557	$(6,100)	$19,319
Unallocated corporate expenses	(16,455)	(12,977)	(29,826)	(24,235)
Interest expense	(10,467)	(10,019)	(20,248)	(20,058)
Foreign currency transaction loss	(79)	0	(704)	(132)
Unrealized gain (loss) on change in fair value of warrants	4,413	(8,202)	11,921	4,465
Other (expense) income	(30)	(60)	111	(52)
Consolidated loss before income taxes	$(19,159)	$(15,701)	$(44,846)	$(20,693)

	Three Months Ended June 30,		Six Months Ended June 30,
Total net sales	2015	2014	2015	2014

U.S. Wholesale
Wholesale	$44,701	$48,945	$82,411	$87,182
Online consumer	7,604	9,309	18,931	19,809
Total	$52,305	$58,254	$101,342	$106,991

U.S. Retail	$40,643	$48,970	$77,945	$91,435

Canada
Wholesale	$1,932	$2,826	$3,725	$4,735
Retail	7,718	9,421	14,224	17,180
Online consumer	549	770	1,561	1,562
Total	$10,199	$13,017	$19,510	$23,477

International
Wholesale	$1,871	$2,200	$3,272	$4,000
Retail	25,956	35,534	49,037	65,212
Online consumer	3,420	4,422	7,551	8,378
Total	$31,247	$42,156	$59,860	$77,590

Consolidated
Wholesale	$48,504	$53,971	$89,408	$95,917
Retail	74,317	93,925	141,206	173,827
Online consumer	11,573	14,501	28,043	29,749
Total	$134,394	$162,397	$258,657	$299,493

Calculation and Reconciliation of Consolidated Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Loss	$(19,350)	$(16,205)	$(45,774)	$(21,671)
Income tax provision	191	504	928	978
Interest expense	10,467	10,019	20,248	20,058
Depreciation and amortization	5,395	6,703	10,727	13,418
Unrealized (gain) loss on change in fair value of warrants	(4,413)	8,202	(11,921)	(4,465)
Retail store impairment	3,120	229	3,178	728
Share-based compensation expense	311	1,533	414	2,658
Foreign currency transaction loss and other expense	109	60	593	184
Legal, litigation and consulting fees incurred for various lawsuits and claims	3,589	1,356	5,055	1,356
Effect of sales discounting on slow moving inventory	1,710	0	9,755	0
Employment settlements and severance	446	2,728	446	2,728
Customs contingencies and settlements	287	0	287	0
Lease amendment	2,070	0	2,070	0
Lease termination cost	178	761	178	761
Consolidated Adjusted EBITDA	$4,110	$15,890	$(3,816)	$16,733

Significant Charges
The table below summarizes the impact to our earnings of certain costs which we consider to be significant and presents gross profit, operating expenses and income from operations on an as-adjusted basis, together with the reconciliation to the most directly comparable GAAP measure (in thousands, except for percentages; unaudited):

	Three Months Ended June 30,
	2015	% of Net Sales	2014	% of Net Sales
Gross profit	$61,546	45.8%	$82,387	50.7%
Sales of slow moving inventory	1,710		0
Customs settlements and contingencies	287		0
Gross profit - adjusted (Non-GAAP)	$63,543	46.7%	$82,387	50.7%

Operating expenses	$71,422	53.1%	$79,578	49.0%
Litigation and professional fees	(3,589)		(1,356)
Employment settlements and severance	(446)		(2,728)
Lease amendment	(2,070)		0
Lease termination cost	(178)		(761)
Operating expenses - adjusted (Non-GAAP)	$65,139	48.5%	$74,733	46.0%

(Loss) income from operations	$(12,996)	(9.7)%	$2,580	1.6%
Sales of slow moving inventory	1,710		0
Customs settlements and contingencies	287		0
Litigation and professional fees	3,589		1,356
Employment settlements and severance	446		2,728
Lease amendment	2,070		0
Lease termination cost	178		761
(Loss) income from operations - adjusted (Non-GAAP)	$(4,716)	(3.5)%	$7,425	4.6%

	Six Months Ended June 30,
	2015	% of Net Sales	2014	% of Net Sales
Gross profit	$109,008	42.1%	$154,361	51.5%
Sales of slow moving inventory	9,755		0
Customs settlements and contingencies	287		0
Gross profit - adjusted (Non-GAAP)	$119,050	44.4%	$154,361	51.5%

Operating expenses	$141,756	54.8%	$158,549	52.9%
Litigation and professional fees	(5,055)		(1,356)
Employment settlements and severance	(446)		(2,728)
Lease amendment	(2,070)		0
Lease termination cost	(178)		(761)
Operating expenses - adjusted (Non-GAAP)	$134,007	51.8%	$153,704	51.3%

Loss from operations	$(35,926)	(13.9)%	$(4,916)	(1.6)%
Sales of slow moving inventory	9,755		0
Customs settlements and contingencies	287		0
Litigation and professional fees	5,055		1,356
Employment settlements and severance	446		2,728
Lease amendment	2,070		0
Lease termination cost	178		761
Loss from operations - adjusted (Non-GAAP)	$(18,135)	(7.0)%	$(71)	0.0%